Exhibit 99.1
NEWS RELEASE FINAL
Aug. 16, 2010
ROUND ROCK, Texas and FREMONT, Calif.
Dell Agrees To Acquire 3PAR For Virtualization-Optimized Storage
•	3PAR extends Dell’s storage capabilities, enabling Dell to help customers capitalize on the ‘Virtual Era,’ with a goal of reducing overall data management costs by 50 percent

•	3PAR provides a leading, virtualized, utility storage platform addressing limitations of monolithic and modular arrays; reducing storage administration costs by up to 90 percent and infrastructure costs by up to 75 percent

•	3PAR’s multi-tenant, clustered architecture enables IT organizations to deliver software and hardware as a service, offering an agile, efficient storage infrastructure platform optimized for highly-virtualized data centers and cloud computing

•	3PAR accelerates Dell’s momentum in delivering open, capable and affordable storage options, adding to its industry-leading portfolio of PowerVault, EqualLogic and Dell / EMC
Dell has signed an agreement to acquire 3PAR, a leading global provider of highly-virtualized storage solutions with advanced data management features, including dynamic tiering and thin provisioning, for multi-tenant cloud-computing environments. The transaction is valued at approximately $1.15 billion, net of 3PAR’s cash. Terms of the acquisition were approved by the board of directors of each company.
     In the ‘Virtual Era,’ Dell is driving an open and integrated approach to data management. Dell is delivering increased efficiency with a goal of radically reducing data management costs and significantly streamlining operations. These savings enable Dell customers to make room in their budgets for other strategic investments. 3PAR’s product portfolio complements Dell’s goal to make IT simpler and more affordable.
     As a pioneer of thin provisioning and other storage virtualization technologies, 3PAR has designed its products to minimize upfront and ongoing capacity purchases, and to reduce power consumption and energy costs. 3PAR’s multi-tenant, clustered storage architecture is the underlying technology platform for IT organizations to build agile and efficient virtualized IT infrastructures for flexible workload consolidation. 3PAR provides rapid provisioning and predictable performance for customers facing ever-increasing storage capacity requirements.
     3PAR’s storage arrays are designed to overcome the limitations of traditional modular and monolithic arrays. 3PAR addresses the problem of costly, complex, and rigid IT environments and enables organizations to treat storage as a utility— allowing them to use and pay for only the capacity and performance they need, and only when they use it.
     Dell plans to make 3PAR an integral part of its industry-leading storage portfolio, including PowerVault, EqualLogic and Dell / EMC. With 3PAR, Dell will offer innovative systems and customer choice at every storage tier, from direct-attach to highly-virtualized, clustered SANS.
     3PAR was founded in 1999 and is headquartered in Fremont. After closing, Dell plans to maintain and invest in additional engineering and sales capability. There are no plans to move the current operations.

Tender Offer, Closing and Initial Integration
     Under the terms of the agreement, Dell will commence a tender offer to acquire all of the outstanding common stock of 3PAR for $18 per share in cash. The transaction, which is subject to customary closing conditions, is expected to close before the end of the year.
     Based on current estimates, the transaction is expected to be accretive to Dell non-GAAP earnings in its Fiscal Year 2012.
Quotes
     “We have aligned our storage offerings over the last several years to provide our customers choice and value,” said Brad Anderson, Dell senior vice president, Enterprise Product Group. “3PAR brings the same values of performance, agility and ease-of-use to higher end, virtualized storage deployments as EqualLogic does for the entry-level and mid-range, rounding out our industry-leading solutions portfolio.”
     “3PAR has consistently provided customers with the ability to do more with less,” said David Scott, President and CEO of 3PAR. “With Dell we combine a powerful, virtualized storage platform with an outstanding distribution network to deliver this value to an even broader set of customers.”
Analyst Teleconferences
     To hear a related financial analyst call with Dell and 3PAR executives (“live” at 8:15 a.m. EDT today, then later via replay), go to www.Dell.com/investor.
Links
Dell Data Management
Dell Storage
About Dell
Dell Inc. (NASDAQ: DELL) listens to customers and delivers worldwide innovative technology, business solutions and services they trust and value. For more information, visit www.Dell.com.
About 3PAR
3PAR® (NYSE: 3PAR) is the leading global provider of utility storage, a category of highly virtualized, dynamically tiered, multi-tenant storage arrays built for public and private cloud computing. Our virtualized storage platform was built from the ground up to be agile and efficient and to eliminate the limitations of traditional storage arrays for utility infrastructures. As a pioneer of thin provisioning and other storage virtualization technologies, we design our products to reduce power consumption to help companies meet their green computing initiatives and to cut storage total cost of ownership. 3PAR customers have used our self-managing, efficient, and adaptable utility storage systems to reduce administration time and provisioning complexity, to improve server and storage utilization, and to scale and adapt flexibly in response to continuous growth and changing business needs. For more information, visit the 3PAR Website at: www.3PAR.com.
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Dell is a trademark of Dell Inc.
Dell disclaims any proprietary interest in the marks and names of others.

Contact Information
Media Contacts: (512) 728-4100

David Graves	Dell	(512) 723-5858	david_graves@Dell.com
David Frink	Dell	(512) 728-2678	david_frink@Dell.com
John D’Avolio	3PAR	(415) 517-5377	john.davolio@3PAR.com
Investor Relations Contacts:
Robert Williams	Dell	(512) 728-7570	robert_williams@Dell.com
Shep Dunlap	Dell	(512) 723-0341	shep_dunlap@Dell.com
Frank Molina	Dell	(512) 723-5116	frank_molina@Dell.com
     The planned tender offer described in this release has not yet commenced. The description contained in this release is not an offer to buy or the solicitation of an offer to sell securities. At the time the planned tender offer is commenced, Dell will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the “SEC”), and 3PAR will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before making any decision to tender securities in the planned tender offer. Those materials will be made available to 3PAR’s stockholders at no expense to them. In addition, all of those materials (and all other tender offer documents filed with the SEC) will be made available at no charge on the SEC’s website: www.sec.gov.
     Statements in this release that relate to future results and events are forward-looking statements based on Dell’s and 3PAR’s current expectations, respectively. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, 3PAR’s business may experience disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; that the parties are unable to successfully implement integration strategies; and other risks that are described in Dell’s and 3PAR’s Securities and Exchange Commission reports, including but not limited to the risks described in Dell’s Annual Report on Form 10-K for its fiscal year ended January 29, 2010 and 3PAR’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010. Dell and 3PAR assume no obligation and do not intend to update these forward-looking statements.
DELL is a trademark of DELL Inc.
Dell disclaims any proprietary interest in the marks and names of others.